Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

BLOCKBUSTER INC.

Effective October 6, 2004

Article I

OFFICES

Section 1.01. Registered Office. The registered office and registered agent of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Article II

STOCKHOLDERS

Section 2.01. Time and Place of Meetings. Meetings of stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors.

Section 2.02. Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and transacting such other proper business as may come before the meeting shall be held on such date, at such time and at such place as may be designated by the board of directors.

Section 2.03. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the corporation, as amended from time to time, special meetings of stockholders may be called by (a) any officer at the request of a majority of our board of directors, (b) the chairman of the board, or (c) the chief executive officer, if any. Any power of stockholders to call a special meeting of the stockholders is specifically denied.

Section 2.04. Definition. For purposes of these bylaws, “Voting Stock” shall mean the shares of the then outstanding capital stock entitled to vote generally on the election of directors or other matters submitted to a vote of the stockholders of the corporation and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

Section 2.05. Notice of Meetings. (a) Whenever stockholders are required or permitted to take any action at a meeting, unless waived, a written or printed notice shall be given, which shall state the date, hour and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes thereof. Notice shall be given to each stockholder of record entitled to vote not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at such stockholder’s address as the same appears on the records of the corporation. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time, place, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting are fixed and announced at the meeting at which the adjournment is taken. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal place of business of the corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

(c) A waiver of any such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.06. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of a stockholders meeting, nor more than 60 days prior to any other action. In the absence of any action by the board of directors, the record date shall be determined in accordance with applicable Delaware law. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 2.07. Organization. At each meeting of the stockholders, the chairman of the board, or in his absence, the chief executive officer, or, in his absence, the president, or in his absence, any vice-president, or, in the absence of the chairman of the board, the chief executive officer, the president and a vice-president, a chairman chosen by a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, shall act as chairman, and the secretary of the corporation, or, if the secretary of the corporation not be present, any assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 2.08. Quorum. A stockholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present or represented. Except as otherwise expressly provided by law, the certificate of incorporation or these bylaws, the presence in person or representation by proxy of holders of record of shares entitling them to exercise at least a majority of the combined voting power of the Voting Stock shall constitute a quorum for such meeting. The stockholders present or represented at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority of the combined voting power of the Voting Stock present or represented may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as such officer may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.09. Order of Business and Procedure. The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

Section 2.10. Advance Notice of Stockholder Proposals.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.10 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(iv) of this Section 2.10) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights (x) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 2.11. Voting. (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the corporation on the date fixed pursuant to Section 2.06 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

(b) Any shares of Voting Stock belonging to the corporation and any shares of Voting Stock belonging to any entity that is controlled by the corporation shall neither be entitled to vote nor be counted for quorum purposes. For purposes of this subparagraph (b) “control” shall mean holding a majority of shares entitled to vote in the election of directors.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy or by his attorney thereunto authorized and delivered to the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided, however, that no proxy shall be valid after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders all matters, except as otherwise provided by law, the certificate of incorporation or these bylaws (including without limitation Section 3.03), shall be decided by the vote of a majority in the combined voting power of Voting Stock interest of the stockholders present in person or represented by proxy and entitled to vote thereon, a quorum being present or represented. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the certificate of incorporation. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted. If authorized by the board of directors, a vote, proxy or ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.12. Inspectors. The board of directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed, if any, shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers or releases, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers or releases, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Article III

BOARD OF DIRECTORS

Section 3.01. General Powers of Board. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled by or under the direction of the board of directors, except as otherwise provided under the laws of Delaware or in the certificate of incorporation.

Section 3.02. Number of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than twelve, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the whole board of directors. As used in these bylaws, the term “whole board” means the total number of directors which the corporation would have if there were no vacancies.

Section 3.03. Election of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the certificate of incorporation. Except as otherwise required by law, the certificate of incorporation or these bylaws, a plurality of the votes cast by stockholders present in person or represented by proxy in favor of a director nominee at a meeting of stockholders at which a quorum is present or represented shall be required for, and sufficient to, elect a director.

Section 3.04. Resignations. Any director of the corporation may resign at any time by giving notice to the board of directors, the chairman of the board or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05. Vacancies. In the event that any vacancy shall occur in the board of directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor. If there are no directors in office, then an election of directors may be held in the manner provided by Delaware law.

Section 3.06. Removal of Directors. Directors may be removed only as provided in the certificate of incorporation.

Section 3.07. Place of Meeting, etc. The board of directors may hold any of its meetings at the principal office of the corporation or at such other place or places as the board of directors (or the chairman of the board, in the absence of a determination by the board of directors) may from time to time designate. Directors may participate in any regular or special meeting of the board of directors or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.08. Annual Meeting. A regular annual meeting of the board of directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the board of directors and notice thereof need not be given. At its regular annual meeting the board of directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business.

Section 3.09. Regular Meetings. Regular meetings of the board of directors may be held at such intervals at such time as shall from time to time be determined by the board of directors and no notice of such regular meetings need be given.

Section 3.10. Special Meetings. Special meetings of the board of directors may be called at any time by the board of directors, by the chairman of the board, or by the chief executive officer, if any, to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

Section 3.11. Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the board of directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the board of directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the board of directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the board of directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A waiver of notice of a special or regular meeting, given by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

Section 3.12. Quorum and Voting. At all meetings of the board of directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Except as otherwise required by law, the certificate of incorporation, or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. At all meetings of the board of directors, each director shall have one vote.

Section 3.13. Committees. Except as otherwise provided under the laws of Delaware, the board of directors may appoint one or more committees of the board of directors, to consist of one or more directors of the corporation, and may delegate to any such committee any of the authority of the board of directors, however conferred. Each such committee shall serve at the pleasure of the board of directors and shall be subject to the control and direction of the board of directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed, or given by electronic transmission, by all of its members. Any such committee shall keep written minutes of its meetings.

Section 3.14. Compensation. The board of directors may, by resolution passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at or participation in meetings and may authorize the corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special committees may be allowed like compensation for attending committee meetings.

Section 3.15. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the board of directors or such committee.

Section 3.16. Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

Article IV

DUTIES OF THE OFFICERS

Section 4.01. General. The officers of the corporation shall be elected by the board of directors and shall include a chairman of the board (who must be a director), a secretary and/or such other officers as may be from time to time required by the General Corporation Law of the State of Delaware (the “DGCL”). The board of directors, in its discretion, may also elect a chief executive officer, a president, a chief financial officer, a treasurer, and one or more vice presidents, assistant secretaries, assistant treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the certificate of incorporation. Vice-presidents may be given distinctive designations such as executive vice-president or senior vice-president. The officers of the corporation need not be stockholders of the corporation nor, except in the case of the chairman of the board, need such officers be directors of the corporation.

Section 4.02. Other Officers and Agents. The board of directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the board of directors.

Section 4.03. Election. The board of directors, at its first meeting held after each annual meeting of stockholders shall elect the officers of the corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors; and all officers of the corporation shall hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of the whole board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

Section 4.04. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the corporation by the chief executive officer, if any, the president, if any, any vice-president, the secretary, or any other officer authorized to do so by the board of directors and any such officer may, in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.05. The Chairman of the Board. The chairman of the board shall, if present, preside at all meetings of the stockholders and of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors. Except where by law the signature of the chief executive officer or president is required, the chairman shall possess the same power as the chief executive officer and the president to sign all contracts, certificates and other instruments of the corporation which may be authorized by the board of directors. The chairman may sign, with the secretary, treasurer or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares in the corporation.

Section 4.06. The Chief Executive Officer. The chief executive officer, if any, shall have, subject to the board of directors, general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform such duties as are conferred upon him by these bylaws or as may from time to time be assigned to him by the chairman of the board or the board of directors. The chief executive officer may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. The chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and the board of directors. The chief executive officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the laws or the board of directors.

Section 4.07. The President. The president, if any, shall perform such duties as are conferred upon him by these bylaws or as may from time to time be assigned to him by the chairman of the board, the chief executive officer, if any, or the board of directors. In the absence or disability of the chairman of the board and the chief executive officer, if any, the president shall preside at all meetings of the stockholders and the board of directors.

Section 4.08. Vice-Presidents. The vice-presidents, if any, shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, or the president, if any.

Section 4.09. The Secretary. The secretary shall attend all meetings of the board of directors and stockholders and shall record and keep the minutes of all such meetings of in a book to be kept for that purpose. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the board of directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it and shall affix such seal to such contracts, instruments and other documents as the board of directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

Section 4.10. The Treasurer. The treasurer, if any, shall be the custodian of all funds and securities of the corporation. Whenever so directed by the board of directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation, and to be kept for such purpose, full and accurate accounts of the corporation’s receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

Section 4.11. Assistant Secretaries. Assistant secretaries, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, the president, if any, any vice-president, if any, or the secretary, and in the absence of the secretary or in the event of the secretary’s disability or refusal to act, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

Section 4.12. Assistant Treasurers. Assistant treasurers, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, the president, if any, any vice-president, if any, or the treasurer, if any, and in the absence of the treasurer or in the event of the treasurer’s disability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. If required by the board of directors, an assistant treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of assistant treasurer, if any, and for the restoration to the corporation, in case of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the assistant treasurer’s possession or under the assistant treasurer’s control belonging to the corporation.

Section 4.13. Other Officers. Such other officers as the board of directors may choose, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.14. Power to Delegate. Unless otherwise restricted by the board of directors, the chairman of the board or the chief executive officer shall have authority to implement such policies as he or she deems advisable with respect to delegation of his or her respective signature or voting authority, and is authorized to delegate such authority under such policies or other writing; however, none of the authority granted in this sentence will constitute a delegation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority.

Article V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 5.01. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 5.03, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Section 5.02. Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

Section 5.03. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.04. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.05. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 5.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 5.07. Other Indemnification and Prepayment of Expenses. This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VI

SHARES AND THEIR TRANSFER

Section 6.01. Certificate for Shares. Every owner of one or more shares in the corporation shall be entitled to a certificate, which shall be in such form as the board of directors shall prescribe, certifying the number and class of shares in the corporation owned by such owner. Any or all signatures on the certificate may be facsimile. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed by or in the name of the corporation by the officers designated by the laws of Delaware. If such certificate is counter-signed by a transfer agent or registrar other than the corporation or an employee of the corporation, the signature of any of said officers may be facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled.

Section 6.02. Lost, Destroyed and Mutilated Certificates. If any certificates for shares in the corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the corporation shall immediately notify the corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the board of directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the corporation a bond in such sum as it may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The board of directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of Delaware in such case made and provided.

Section 6.03. Transfers of Shares; Registered Stockholders. Transfers of shares in the corporation shall be made only on the books of the corporation by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security or other obligation is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option, warrant, security or other obligation on the part of any other person whether or not the corporation shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

Section 6.04. Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these bylaws concerning the issue, transfer, and registration of certificates for shares in the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

Article VII

GENERAL

Section 7.01. Dividends. Dividends upon the capital stock of the corporation, subject to the requirements of the laws of Delaware and the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting of the board of directors (or by written consent in lieu thereof in accordance with Section 3.15 of Article III hereof), and may be paid in cash, in property, or in shares of the corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

Section 7.02. Disbursements. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.03. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 7.04. Seal. The board of directors may provide a corporate seal, which shall be circular and contain the name of the corporation engraved around the margin and the words “corporate seal,” the year of its organization, and the word “Delaware.”

Section 7.05. Application of These Bylaws. In the event that any provision of these bylaws is or may be in conflict with any law of the United States, of the State of Delaware, or of any other governmental body or power having jurisdiction over this corporation, or over the subject matter to which such provision of these bylaws applies, or may apply, such provision of these bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect.

Section 7.06. Conflicts with Certificate of Incorporation. In the event of a conflict between the provisions of these bylaws and the certificate of incorporation, the provisions of the certificate of incorporation shall control.

Section 7.07. Invalid Provisions. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Article VIII

AMENDMENTS

Section 8.01. Amendments by Directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind these bylaws.

Section 8.02. Amendments by the Stockholders. These bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by the affirmative vote of stockholders with at least a majority of the combined voting power of Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any bylaw inconsistent with, Sections 2.03 and 2.10 of Article II, Sections 3.02, 3.03, 3.05 and 3.06 of Article III and Article VIII of these bylaws by the stockholders shall require the affirmative combined vote of not less than 75% of the combined voting power of Voting Stock; and provided further, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new bylaw or bylaws must be contained in the notice of such meeting.